Exhibit 21.1

THE BANK OF NEW YORK MELLON CORPORATION
PRIMARY SUBSIDIARIES
DEC. 31, 2013

The following are primary subsidiaries of The Bank of New York Mellon Corporation as of December 31, 2013 and the states or jurisdictions in which they are organized. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of December 31, 2013, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

•	BNY Capital Funding LLC – State of Incorporation: Delaware

•	BNY Capital Markets Holdings, Inc. – State of Incorporation: New York

•	BNY Capital Resources Corporation – State of Incorporation: New York

•	BNY International Financing Corporation – Incorporation: United States

•	BNY Real Estate Holdings LLC – State of Organization: Delaware

•	BNYM GIS Funding I LLC – State of Organization: Delaware

•	BNYM GIS Funding III LLC – State of Organization: Delaware

•	BNY Lease Holdings LLC – State of Incorporation: Delaware

•	BNY Mellon Capital Markets, LLC – State of Organization: Delaware

•	BNY Mellon Fixed Income Securities, LLC – State of Organization: Delaware

•	BNY Mellon Fund Managers Limited – Incorporation: England

•	BNY Mellon Global Management Limited – Incorporation: Ireland

•	BNY Mellon Holdings (UK) Limited – Incorporation: England

•	BNY Mellon International Asset Management Group Limited – Incorporation: England

•	BNY Mellon International Asset Management (Holdings) Limited – Incorporation: England and Wales

•	BNY Mellon International Asset Management (Holdings) No. 1 Limited – Incorporation: England and Wales

•	BNY Mellon Investment Managment EMEA Limited - Incorporation: England (prior to January 27, 2014, this subsidiary was known as BNY Mellon Asset Management International Limited)

•	BNY Mellon Investment Management Europe Holdings Limited – Incorporation: England

•	BNY Mellon Investment Management (Europe) Limited – Incorporation: England

•	BNY Mellon Investment Management (Jersey) Limited – Incorporation: Jersey

•	BNY Mellon Investment Servicing (US) Inc. – State of Incorporation: Massachusetts

•	BNY Mellon Securities Services (Ireland) Limited – Incorporation: Ireland

•	BNY Mellon Trust Company (Ireland) Limited – Incorporation: Ireland

•	BNY Mellon, National Association – Incorporation: United States

•	Insight Investment Management (Global) Limited – Incorporation: England

•	Insight Investment Management Limited – Incorporation: England

•	Insight Investment Funds Management Limited – Incorporation: England

•	MAM (MA) Holding Trust – State of Incorporation: Massachusetts

•	MBC Investments Corporation – State of Incorporation: Delaware

•	MBSC Securities Corporation – State of Incorporation: New York

•	Mellon Canada Holding Company – Incorporation: Canada

•	Mellon Capital Management Corporation – State of Incorporation: Delaware

•	Mellon Overseas Investment Corporation – Incorporation: United States

THE BANK OF NEW YORK MELLON CORPORATION
PRIMARY SUBSIDIARIES
DEC. 31, 2013
Continued

•	One Wall Street Corporation – State of Incorporation: New York

•	Pershing Group LLC – State of Organization: Delaware

•	Pershing Holdings (UK) Limited – Incorporation: England

•	Pershing Limited – Incorporation: England

•	Pershing LLC – State of Organization: Delaware

•	Pershing Securities Limited – Incorporation: England

•	Standish Mellon Asset Management Company LLC – State of Incorporation: Delaware

•	TBC Securities Co., Inc. – State of Incorporation: Massachusetts

•	The Bank of New York Mellon – State of Organization: New York

•	The Bank of New York Mellon (International) Limited – Incorporation: England

•	The Bank of New York Mellon Trust Company, National Association – Incorporation: United States

•	The Bank of New York Mellon SA/NV – Incorporation: Belgium

•	The Dreyfus Corporation – State of Incorporation: New York

•	Walter Scott & Partners Limited – Incorporation: Scotland